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                                                                                                                  EXHIBIT 12.1

                                                  WEINGARTEN REALTY INVESTORS
                                  COMPUTATION OF RATIOS OF EARNINGS AND FUNDS FROM OPERATIONS
                                       TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS
                                                    (AMOUNTS IN THOUSANDS)


                                                                                 Year Ended December 31,
                                                              ----------------------------------------------------------
                                                                 2003        2002        2001        2000        1999
                                                              ----------  ----------  ----------  ----------  ----------
Net income available to common shareholders . . . . . . . . . $  97,880   $ 112,111   $  88,839   $  58,961   $  76,537

Add:
Portion of rents representative of the interest factor. . . .       920         912         940         837       1,260
Interest on indebtedness. . . . . . . . . . . . . . . . . . .    88,871      65,863      54,473      43,190      32,792
Preferred dividends . . . . . . . . . . . . . . . . . . . . .    15,912      19,756      19,703      20,040      19,593
Amortization of debt cost . . . . . . . . . . . . . . . . . .     1,508       1,316       1,372         431         359
                                                              ----------  ----------  ----------  ----------  ----------
    Net income as adjusted. . . . . . . . . . . . . . . . . . $ 205,091   $ 199,958   $ 165,327   $ 123,459   $ 130,541
                                                              ==========  ==========  ==========  ==========  ==========

Fixed charges:
Interest on indebtedness. . . . . . . . . . . . . . . . . . . $  88,871   $  65,863   $  54,473   $  43,190   $  32,792
Capitalized interest. . . . . . . . . . . . . . . . . . . . .     6,361       9,642       9,698       4,204       3,037
Preferred dividends . . . . . . . . . . . . . . . . . . . . .    15,912      19,756      19,703      20,040      19,593
Amortization of debt cost . . . . . . . . . . . . . . . . . .     1,508       1,316       1,372         431         359
Portion of rents representative of the interest factor. . . .       920         912         940         837       1,260
                                                              ----------  ----------  ----------  ----------  ----------
    Fixed charges . . . . . . . . . . . . . . . . . . . . . . $ 113,572   $  97,489   $  86,186   $  68,702   $  57,041
                                                              ==========  ==========  ==========  ==========  ==========

RATIO OF EARNINGS TO COMBINED FIXED
CHARGES AND PREFERRED DIVIDENDS . . . . . . . . . . . . . . .      1.81        2.05        1.92        1.80        2.29
                                                              ==========  ==========  ==========  ==========  ==========


Net income available to common shareholders . . . . . . . . . $  97,880   $ 112,111   $  88,839   $  58,961   $  76,537
Depreciation and amortization . . . . . . . . . . . . . . . .    88,853      76,855      67,803      55,344      49,256
Gain on sale of properties. . . . . . . . . . . . . . . . . .    (7,273)    (18,614)     (9,795)       (382)    (20,596)
                                                              ----------  ----------  ----------  ----------  ----------
    Funds from operations . . . . . . . . . . . . . . . . . .   179,460     170,352     146,847     113,923     105,197
Add:
Portion of rents representative of the interest factor. . . .       920         912         940         837       1,260
Preferred dividends . . . . . . . . . . . . . . . . . . . . .    15,912      19,756      19,703      20,040      19,593
Interest on indebtedness. . . . . . . . . . . . . . . . . . .    88,871      65,863      54,473      43,190      32,792
Amortization of debt cost . . . . . . . . . . . . . . . . . .     1,508       1,316       1,372         431         359
                                                              ----------  ----------  ----------  ----------  ----------
    Funds from operations as adjusted . . . . . . . . . . . . $ 286,671   $ 258,199   $ 223,335   $ 178,421   $ 159,201
                                                              ==========  ==========  ==========  ==========  ==========

RATIO OF FUNDS FROM OPERATIONS TO COMBINED
FIXED CHARGES AND PREFERRED DIVIDENDS . . . . . . . . . . . .      2.52        2.65        2.59        2.60        2.79
                                                              ==========  ==========  ==========  ==========  ==========

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